UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

Two Connell Drive, Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2008, Genta Incorporated (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors listed on the signature page thereto, to place up to $40 million of senior secured convertible notes (the “Notes”) with such investors. On June 9, 2008, the Company placed $20 million of such Notes (the “Initial Closing”).

The Notes will bear interest at an annual rate of 15% payable at quarterly intervals in stock or cash at the Company’s option, and will be convertible into shares of the Company’s common stock at a conversion rate of 100,000 shares of common stock for every $1,000.00 of principal. Until June 9, 2009, the holders of the Notes have the right, but not the obligation, to purchase in whole or in part up to an additional $20 million of Notes. The Company shall have the right to force conversion of the Notes in whole or in part if the closing bid price of the Company’s common stock exceeds $0.50 for a period of 20 consecutive trading days. Certain members of senior management of the Company participated in the Initial Closing. Pursuant to the general security agreement (the “Security Agreement”), the Notes are secured by a first lien on all assets of the Company, subject to certain exceptions set forth in the Security Agreement. The Notes include certain events of default, including a requirement that the Company obtain stockholder approval within a specified period of time to amend its certificate of incorporation to authorize additional shares of common stock.

Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. served as the exclusive placement agent for the offering.

The Notes offered and the common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.

A complete copy of each of the form of senior secured convertible note, the Securities Purchase Agreement and the Security Agreement and related documents of the Company, are attached hereto. The foregoing description of the financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on June 5, 2008 to announce the financing as well as a press release on June 9, 2008 to announce the Initial Closing. A copy of each press release is filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Senior Secured Convertible Promissory Note.
10.1	Securities Purchase Agreement, dated June 5, 2008, by and among the Company and certain accredited investors set forth therein.
10.2	General Security Agreement, dated June 9, 2008, by and among the Company, certain additional grantors as set forth therein and Tang Capital Partners, L.P. as agent.
99.1	Press release of Genta Incorporated dated June 5, 2008, titled “Genta Secures Up to $40 Million Convertible Financing Facility to Fund Key Programs.”
99.2

Press release of Genta Incorporated dated June 9, 2008, titled “Genta Announces First Closing of its $40 Million Convertible Financing Facility; Issues $20 Million in Senior Secured Convertible Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/ GARY SIEGEL
Gary Siegel Vice President, Finance

Dated: June 10, 2008